UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 22, 2009

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 777-5410

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.

On July 10, 2009, we filed our definitive proxy statement for our annual meeting of stockholders to be held on August 12, 2009. Subsequent to the filing of our proxy statement, we learned that we inadvertently included in the section titled “Securities Beneficially Owned by Certain Persons” information about one of our stockholders that was out of date. We prepared the beneficial ownership table based on information for Great Point Partners, LLC included in a Schedule 13G filed on February 14, 2008. We inadvertently did not update this information based on a Schedule 13G/A filed by Great Point Partners, LLC on February 17, 2009, which reflects an ownership of less than 5% of our common stock. Accordingly, we should have omitted Great Point Partners, LLC from the beneficial ownership table. Below is an updated version of the section of the proxy statement titled “Securities Beneficially Owned by Certain Persons,” after deleting the row for Great Point Partners, LLC and updating the associated footnotes accordingly:

SECURITIES BENEFICIALLY OWNED BY CERTAIN PERSONS

At the close of business on June 24, 2009, there were issued and outstanding 37,343,924 shares of our common stock entitled to cast 37,343,924 votes. On June 24, 2009, the closing price of our common stock as reported on the Nasdaq Global Market was $8.36 per share. The following table provides information, as of June 24, 2009, with respect to the beneficial ownership of our common stock by:

•	each person known by us to be the beneficial owner of five percent or more of our common stock;

•	each of our directors and nominees for director;

•	each of our executive officers named in the Summary Compensation Table under “Executive Compensation” above; and

•	all of our current directors and executive officers as a group.

This information is based upon information received from or on behalf of the individuals named therein.

Name (1)	Outstanding	Right to acquire (2)	Total	Percentage
Martin P. Sutter (3)	3,215,000	17,000	3,232,000	8.7%
Essex Woodlands Health Ventures (4) 21 Waterway Avenue, Suite 225 The Woodlands, TX 77380	3,150,000	—	3,150,000	8.4%
Capital Research Global Investors (5) 333 South Hope Street Los Angeles, CA 90071	3,119,500	—	3,119,500	8.3%
Waddell & Reed Financial, Inc (6) 6300 Lamar Avenue Overland Park, KS 66202	2,706,621	—	2,706,621	7.2%
Henri A. Termeer (7)	2,364,638	64,000	2,428,638	6.5%
Genzyme Corporation (8) 500 Kendall Street Cambridge, MA 02142	2,307,692	—	2,307,692	6.2%
Michael R. Minogue	193,448	724,087	917,535	2.4%

Name (1)	Outstanding	Right to acquire (2)	Total	Percentage
William J. Bolt	70,912	200,416	271,328	*
Desmond H. O’Connell, Jr.	62,876	89,000	151,876	*
W. Gerald Austen	48,200	64,000	112,200	*
Andrew J. Greenfield	52,453	98,500	150,953	*
Daniel J. Sutherby (9)	29,876	30,000	59,876	*
Dorothy E. Puhy	11,500	70,500	82,000	*
David M. Weber	87,100	68,000	155,100	*
Louis E. Lataif	6,576	43,000	49,576	*
Ronald W. Dollens	2,685	43,000	45,685	*
Eric A. Rose	—	30,000	30,000	*
Robert L. Bowen	—	—	—	*
All executive officers and directors as a group (14 persons) (5,8)	6,146,965	1,541,503	7,688,468	19.8%

*	Less than one percent.
(1)	Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.
(2)	Includes options that will become exercisable within 60 days of June 24, 2009.
(3)	Includes 2,600,000 shares held by Essex Woodlands Health Ventures. Mr. Sutter is a managing director of Essex Woodlands Health Ventures. See footnote 4.
(4)	Based on information provided in Form 4s filed by Mr. Sutter and a Schedule 13G filed jointly on April 4, 2007 by Essex Woodlands Health Ventures Fund VI, L.P. (“Essex VI”), Essex Woodlands Health Ventures Fund VII, L.P. (“Essex VII”), Essex Woodlands Health Ventures VI, L.P., the general partner of Essex VI (“Essex VI GP”), Essex Woodlands Health Ventures VII, L.P., the general partner of Essex VII (“Essex VII GP”), Essex Woodlands Health Ventures VI, L.L.C., the general partner of Essex VI GP (“Essex VI General Partner”), Essex Woodlands Health Ventures VII, L.L.C., the general partner of Essex VII GP (“Essex VII General Partner”), and James L. Currie, Jeff Himawan, Mark Pacala, Martin P. Sutter, Immanuel Thangaraj and Petri Vainio (each, a “Manager” and collectively, the “Managers”). Each of the Managers is deemed to have shared voting and investment power with respect to 3,150,000 shares. Each of Essex VII, Essex VII GP and Essex VII General Partner is deemed to have sole voting and investment power with respect to 2,203,182 shares. Each of Essex VI, Essex VI GP and Essex VI General Partner is deemed to have sole voting and investment power with respect to 946,818 shares.
(5)	Based on information provided in a Schedule 13G filed by Capital Research Global Investors on February 13, 2009.
(6)	Based on information provided in a Schedule 13G filed jointly on February 4, 2009 by Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc., Waddell & Reed Investment Management Company and Ivy Investment Management Company. Each of Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc. and Waddell & Reed Investment Management Company is deemed to have sole voting and investment power with respect to 2,355,721 shares. Waddell & Reed Financial, Inc. is deemed to have sole voting and investment power with respect to 2,706,621 shares. Ivy Investment Management Company is deemed to have sole voting and investment power with respect to 350,900 shares.
(7)	Includes 2,307,692 shares held by Genzyme Corporation, as to which Mr. Termeer disclaims beneficial ownership. Mr. Termeer is the Chief Executive Officer of Genzyme.
(8)	Based on information provided in a Schedule 13G filed by Genzyme on November 19, 2004.
(9)	Based on information available to us, without consultation with Mr. Sutherby, our former Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Robert L. Bowen
Robert L. Bowen
Chief Financial Officer

Date: July 22, 2009